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                                                                     EXHIBIT 3.1


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                 OF CORIO, INC.

                             a Delaware corporation
(originally incorporated on September 1, 1998 under the name "Continuity, Inc.")

        This Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and Stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                                    ARTICLE I

        The name of this Corporation is Corio, Inc.

                                   ARTICLE II

        The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19081. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

        A. Classes of Stock. This Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred Eighty-Two Million One Hundred Twenty-Seven Thousand (182,127,000) shares. One Hundred Thirty-Eight Million (138,000,000) shares shall be Common Stock, par value $0.001 per share, and Forty-Four Million One Hundred Twenty-Seven Thousand (44,127,000) shares shall be Preferred Stock, par value $0.001 per share, of which Fourteen Million One Hundred Twenty-Seven Thousand (14,127,000) shares shall be designated "Series A Preferred", Eleven Million (11,000,000) shares shall be designated "Series B Preferred", Eight Million (8,000,000) shares shall be designated "Series C Preferred", Five Million Five Hundred Thousand (5,500,000) shares shall be designated "Series D Preferred" and Five Million Five Hundred Thousand (5,500,000) shares shall be designated "Senior Series E Preferred".

        B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred (collectively, the "Junior Preferred") and the Senior Series E Preferred (the "Senior Preferred") are as set forth below in this Article IV(B).

            1. Senior Preferred Dividend Provisions. The holders of shares of Senior Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of this

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Corporation) on the Junior Preferred or Common Stock of this Corporation, at the rate of $0.50 per share per annum for each share of Senior Preferred held by them (as adjusted for any stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter with respect to such shares). Such dividends shall be noncumulative. No dividend shall be paid on shares of Junior Preferred, Common Stock or other securities of this Corporation having dividend rights junior to the Senior Preferred unless (i) all unpaid dividends on the Senior Preferred shall have been paid (or declared and set aside for payment in full) and (ii) with respect to dividends paid (or declared and set aside for payment) on Junior Preferred or Common Stock in any fiscal year, the Senior Preferred shall have been paid (or the amount declared and set aside for payment) in such year aggregate dividends in not less than an equivalent amount per share (as adjusted for any stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter with respect to such shares).

            2. Junior Preferred Dividend Provisions. After payment or the declaration and setting aside for payment in full of the dividend preference of the Senior Preferred, the holders of shares of Junior Preferred shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of this Corporation) on the Common Stock of this Corporation, at the rate of (w) $0.0235295 per share per annum for each share of Series A Preferred held by them, (x) $0.10 per share per annum for each share of Series B Preferred held by them, and (y) $0.3250 per share per annum for each share of Series C Preferred held by them and (z) an amount per share per annum for each share of Series D Preferred held by them equal to the product of 0.05 times the Original Series D Issue Price (as defined below) (in each case as adjusted for any stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter with respect to such shares). Such dividends shall not be cumulative and shall be paid only when and if declared by the Board of Directors of the Corporation. If any dividends are paid on shares of any series of Junior Preferred, dividends shall be paid on shares of all series of Junior Preferred on a pro rata basis based on the foregoing dividend rates. No dividend shall be paid on shares of Common Stock or other securities of this Corporation having dividend rights junior to the Junior Preferred Stock in any fiscal year unless
(i) the aforementioned preferential dividends of the Junior Preferred shall have been paid in full and (ii) the holders of Junior Preferred participate in such dividend on the Common Stock or other securities of this Corporation having dividend rights junior to the Junior Preferred on a pro rata basis in proportion to the number of shares of Common Stock held of record by each such holder of Junior Preferred (assuming the conversion of all Preferred into Common Stock).

            3. Liquidation Preference. In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of outstanding capital stock of the Corporation shall be entitled to receive the following:

               a. Senior Preferred Stock. Each holder of Senior Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Junior Preferred or Common Stock by reason of their ownership thereof, (x) the amount of $10.00 (the "Original Senior Preferred Issue Price") for each share of Senior Preferred held of record by such holder (as adjusted for any stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter with respect to such shares) plus (y) all declared and unpaid dividends on each such share, provided, however, that if the liquidation, dissolution or winding-up of the Corporation is occasioned by a Change in Control, each holder of Senior Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Junior Preferred or Common Stock by reason of their ownership thereof, the amount of $20.00 for each share of Senior Preferred held of record by such holder (as adjusted for any stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter with respect to such shares) plus all declared and unpaid dividends on each such share. If upon the


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occurrence of any such liquidation, dissolution or winding-up, the assets and funds of the Corporation legally available for distribution among the holders of Senior Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts (the "Senior Preferential Amount"), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Senior Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection (a).

               b. Junior Preferred Stock. After payment in full of the Senior Preferential Amount, pursuant to Section 3(a), each holder of Junior Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, (i) an amount equal to the sum of (x) $0.47059 (the "Original Series A Issue Price") for each share of Series A Preferred held of record by such holder (as adjusted for any stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter with respect to such shares) and (y) all declared but unpaid dividends on such shares, (ii) an amount equal to the sum of (x) $2.00 (the "Original Series B Issue Price") for each share of Series B Preferred held of record by such holder (as adjusted for any stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter with respect to such shares) and (y) all declared but unpaid dividends on such shares, (iii) an amount equal to the sum of (x) $6.50 (the "Original Series C Issue Price") for each share of Series C Preferred held of record by such holder (as adjusted for any stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter with respect to such shares) and (y) all declared and unpaid dividends on such shares and (iv) an amount equal to the sum of (x) the deemed price at which the Series D Preferred is originally issued upon the conversion of Senior Preferred pursuant to Section 5(d)(iii) below (the "Original Series D Issue Price") for each share of Series D Preferred held of record by such holder (as adjusted for any stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter with respect to such shares) and (y) all declared and unpaid dividends on such shares. If upon the occurrence of such event, and after payment in full of the Senior Preferential Amount, the assets and funds of the Corporation legally available for distribution among the holders of Junior Preferred Stock, are insufficient to permit the payment to such holders of the full aforesaid preferential amounts (collectively, the "Junior Preferential Amount"), then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Junior Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection (b).

               c. Common Stock. Following such time as payment has been made to the holders of Senior Preferred and Junior Preferred of the full amounts to which they are entitled pursuant to Section 3(a) and Section 3(b), respectively, above, then the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of Common Stock in a manner such that the amount distributed to each holder of Common Stock shall equal the amount obtained by multiplying the entire remaining assets and funds of the Corporation legally available for distribution hereunder by a fraction, (x) the numerator of which shall be the number of shares of Common Stock then held by such holder, and (y) the denominator of which shall be the total number of shares of Common Stock then outstanding.

               d. Definition of Liquidation Event; Notice.

                    (i) For purposes of this Section 3, a liquidation, dissolution or winding up of this Corporation shall be deemed to include and to be occasioned by any "Change in Control." A "Change in Control" shall herein be deemed to include (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including without limitation any reorganization, merger or consolidation) and (B) a sale or transfer of all or substantially all of the assets of the Corporation, including a sale or transfer of intellectual property rights which, in the aggregate, constitute


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substantially all of the Corporation's material assets; unless in any case under
(A) or (B), the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or transfer or otherwise and excluding shares held in the acquiring entity by the Corporation's stockholders of record prior to such acquisition or sale) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity; provided, however, that a Change in Control shall be deemed to exclude the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a Registration Statement on Form S-1 under the Securities Act.

                    (ii) In any of such events, if the consideration received by the Corporation or its shareholders is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                         (A) Securities not subject to investment letter or
other similar restrictions on free marketability shall be valued as follows: (1) if traded on a securities exchange or through The Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing; (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and
(3) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by a majority of the Board of Directors of the Corporation.

                         (B) Securities subject to investment letter or other
restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be valued in such a manner as to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by a majority of the Board of Directors of the Corporation.

                    (iii) The Corporation shall give each holder of record of Preferred Stock written notice of any such impending transaction not later than fifteen (15) days prior to the stockholder meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction whichever notice date is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, the provisions of this Section 3, and the amounts anticipated to be distributed to holders of each outstanding class of capital stock of the Corporation pursuant to this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein.

                    (iv) In the event the requirements of Section 3(d) are not complied with, this Corporation shall forthwith either:

                         (A) cause such closing to be postponed until such time
as the requirements of Section 3(d) have been complied with; or

                         (B) cancel such transaction, in which event the rights,
preferences and privileges of the holders of the Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 3(d)(iii).

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            4. Conversion of Junior Preferred. The holders of Junior Preferred shall have conversion rights as follows (the "Junior Conversion Rights"):

               a. Right to Convert. Each share of Junior Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined (i) in the case of the Series A Preferred, by dividing the Original Series A Issue Price in respect of such share by the Series A Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion,
(ii) in the case of the Series B Preferred, by dividing the Original Series B Issue Price in respect of such share by the Series B Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion, (iii) in the case of the Series C Preferred, by dividing the Original Series C Issue Price in respect of such share by the Series C Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion and (iv) in the case of the Series D Preferred, by dividing the Original Series D Issue Price in respect of such share by the Series D Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Series A Conversion Price per share shall be the Original Series A Issue Price; the initial Series B Conversion Price per share shall be the Original Series B Issue Price; the initial Series C Conversion Price per share shall be the Original Series C Issue Price; and the initial Series D Conversion Price shall be the Original Series D Issue Price; provided, however, that each such Conversion Price shall be subject to adjustment as set forth below (the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price are individually or collectively referred to herein as the "Conversion Price").

               b. Automatic Conversion. Each share of Junior Preferred shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share of Junior Preferred immediately upon the earlier of (i) the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, at a price per share not less than $6.50, in which the gross proceeds to the Corporation is equal to or in excess of thirty-three million dollars ($33,000,000) (a "Qualified IPO"), or (ii) the date specified by (A) written consent or agreement of the holders of (w) at least a majority of the holders of the then outstanding shares of Series A Preferred, (x) at least a majority of the holders of the then outstanding shares of Series B Preferred, (y) at least a majority of the then outstanding shares of Series C Preferred and (z) at least a majority of the then outstanding shares of Series D Preferred.

               c. Mechanics of Conversion. Before any holder of Junior Preferred shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Junior Preferred, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Junior Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Junior Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion



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of the Junior Preferred shall not be deemed to have converted such Junior
Preferred until immediately prior to the closing of such sale of securities.

               d. Conversion Price Adjustments of Junior Preferred for Certain Splits, Dividends and Combinations. Except as otherwise provided in this Section 4, the Conversion Price of each series of Junior Preferred shall be subject to adjustment from time to time as follows:

                    (i)In the event the Corporation should at any time or from time to time after the Original Issue Date (as defined below) fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or for the determination of the holders of outstanding shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Junior Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

                    (ii) If the number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock or reverse stock split, then, following the record date of such combination or reverse stock split, the Conversion Price of each series of Junior Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               e. Other Distributions. In the event the Corporation shall at any time after the Original Issue Date declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 1 or Section 4(d)(i), then, in each such case for the purpose of this subsection 4(e), the holders of Junior Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Junior Preferred are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               f. Recapitalizations. If at any time or from time to time after the Original Issue Date there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale or transfer of assets transaction provided for elsewhere in this Section 4 or Section 3), provision shall be made so that the holders of the Junior Preferred shall thereafter be entitled to receive upon conversion of the Junior Preferred the number of shares of stock or other securities or property of the Corporation or otherwise, which a holder of Common Stock deliverable upon conversion immediately prior to such recapitalization would have been entitled to receive on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Junior Preferred after the recapitalization to the extent that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Junior Preferred) shall be applicable after that event as nearly equivalently as may be practicable.

               g. Adjustments to Junior Preferred Conversion Price for Dilutive Issues.

                    (i)Special Definitions. For purposes of this Section 4(g), the following definitions shall apply:


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                         (A) "Additional Shares of Common" shall mean all shares
of Common Stock issued (or, pursuant to Section 4(g)(iii), deemed to be issued) by the Corporation after the Original Issue Date (defined below), other than shares of Common Stock issued, issuable or, pursuant to Section 4(g)(iii) herein, deemed to be issued:

                              (1) upon conversion of shares of the Junior
Preferred or the Senior Preferred;

                              (2) to officers, directors or employees of, or
consultants and advisors to, the Corporation pursuant to a stock grant, option plan or purchase plan or other stock incentive program or arrangement approved by the Board of Directors for employees, officers, directors or consultants or advisors of the Corporation;

                              (3) as a dividend or distribution on the Junior
Preferred;

                              (4) in connection with any transaction for which
adjustment is made pursuant to Section 4(d)(i), 4(d)(ii), 4(e) or 4(f) hereof;

                              (5) to financial institutions or lessors in
connection with bona fide, arm's length commercial credit arrangements, debt financings, equipment lease financings or similar transactions, provided such financings are approved by the Board and are for other than primarily equity financing purposes;

                              (6) in connection with an underwritten initial
public offering; or

                              (7) in connection with a bona fide, arm's length
acquisition by the Corporation, whether by merger, consolidation or purchase of assets, that results in the transfer of less than 25% of the voting power of the Corporation.

                         (B) "Convertible Securities" shall mean stock or other
securities convertible into or exchangeable for Common Stock.

                         (C) "Options" shall mean rights, options or warrants to
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                         (D) "Original Issue Date" shall mean (i) in the case of
each series of Preferred Stock other than Series D Preferred, the date on which the first share of Senior Preferred was issued, and (ii) in the case of the Series D Preferred, the date on which the first share of Series D Preferred is issued.

                    (ii) No Adjustment of Conversion Prices. No adjustment in the applicable Conversion Price of any particular series of Junior Preferred shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue.

                    (iii) Options and Convertible Securities. In the event that the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such


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Options or Convertible Securities, then the maximum number of shares of Common
Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(g)(v) hereof) of such Additional Shares of Common would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                         (A) no further adjustment in the applicable Conversion
Price shall be made upon the subsequent issue of shares of Common Stock or Convertible Securities upon either the exercise of such Options or the conversion or exchange of such Convertible Securities, in each case, pursuant to their respective terms;

                         (B) if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                         (C) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                              (1) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                              (2) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                         (D) no readjustment pursuant to clauses (C)(1) or
(C)(2) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date or (ii) the applicable Conversion Price that



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would have resulted from other issuances of Additional Shares of Common between the Original Issue Date and such readjustment date;

                         (E) in the case of an Option which expires by its terms
not more than thirty (30) days after the date of issue thereof, no adjustment of the applicable Conversion Price shall be made until the expiration or exercise of such Option, whereupon such adjustment shall be made in the same manner provided in clause (iii) above.

                    (iv) Adjustment of Conversion Price of Junior Preferred Upon Issuance of Additional Shares of Common. In the event that at any time after the Original Issue Date this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(g)(iii)) without consideration or for a consideration per share less than the Conversion Price of a particular series of Junior Preferred in effect on the date of and immediately prior to such issue, then and in such event such Conversion Price shall be reduced, concurrently with such issue, to a price determined by multiplying such Conversion Price theretofore in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price in effect immediately prior to such issue, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued; provided however, that, for the purposes of this Section 4(g)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of outstanding Options or Convertible Securities, as the case may be, shall be deemed to be outstanding, and immediately after any Additional Shares of Common are deemed issued pursuant to Section 4(g)(iii), such Additional Shares of Common shall be deemed to be outstanding. No adjustment of the Conversion Price for the Junior Preferred shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.

                    (v)Determination of Consideration. For purposes of this
Section 4(g), the consideration received by the Corporation for the issue of any Additional Shares of Common shall be computed as follows:

                         (A) Cash and Property. Such consideration shall:

                              (1) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                              (2) insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by a majority of the Board of Directors; and

                              (3) in the event Additional Shares of Common are
issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by a majority of the Board of Directors.

                         (B) Options and Convertible Securities. The
consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(g)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                              (1) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (2) the maximum number of shares of Common Stock
issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or exercise and conversion or exchange of such Options for Convertible Securities, as determined in Section 4(g)(iii) hereof.

               h. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Junior Conversion Rights of the holders of the Junior Preferred against impairment.

               i. No Fractional Shares; Certificate as to Adjustment.

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Junior Preferred, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Such rounding shall be determined on the basis of the total number of shares of Junior Preferred the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price of Preferred pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Junior Preferred a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Junior Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Price for the Junior Preferred at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Junior Preferred held by such holder.

               j. Notices of Record Date. In the event of any taking by the Corporation of a record date for determining the holders of any class of securities who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Junior Preferred, at least fifteen (15) days prior to the record date specified therein, a notice specifying the record date for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               k. Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the then outstanding shares of the Junior Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Junior Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Junior Preferred, in addition to such other remedies as shall be available to the holder of such Junior Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation engaging in best efforts to obtain the requisite Board of Directors and stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

               l. Notices. All notices and other communications required by the provisions of this Restated Certificate of Incorporation shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission (with confirmation), if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to each holder of record at his address appearing on the books of the Corporation.

            5. Conversion of Senior Preferred. The holders of Senior Preferred shall have conversion rights as follows (the "Senior Conversion Rights"):

               a. Automatic Conversion Upon Qualified IPO. Immediately upon the Corporation's sale of its Common Stock in a Qualified IPO, each share of Senior Preferred shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Senior Preferred Issue Price by the Senior Preferred Conversion Price, determined as hereafter provided, then applicable to such share.

               b. Automatic Conversion Upon Specified Large Financing. Upon any Specified Large Financing (as defined herein), each share of Senior Preferred shall automatically convert into such number of fully paid and nonassessable shares of Series D Preferred as is determined by dividing the Original Senior Preferred Issue Price in respect of such share by the Senior Preferred Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. In this
Section 5(b), a "Specified Large Financing" shall mean the closing of the Corporation's first equity financing after the date hereof in which the lead investor is an independent professionally managed institutional investor and such financing results in gross cash proceeds received by the Corporation of more than Fifty-Five Million Dollars ($55,000,000) and, for greater certainty, shall not include a Qualified IPO or any sale of Senior Preferred.

               c. Optional Conversion Upon Specified Small Financing. Upon and at any time following a Specified Small Financing (as defined herein), each share of Senior Preferred shall be convertible, at the option of the holder thereof into such number of fully paid and nonassessable shares of Series D Preferred as is determined by dividing the Original Senior Preferred Issue Price in respect of such share by the Senior Preferred Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. No less than thirty (30) days prior to the occurrence of a Specified Small Financing, the Corporation, at its expense, shall furnish to each holder of Senior Preferred, a notice (the "Specified Small Financing Notice") informing each holder of its rights under this Section 5(c) and describing the particulars of the Specified Small Financing. At any time on or following the closing of the Specified Small Financing, any holder of Senior Preferred may elect to convert such shares of Senior Preferred into Series D Preferred by written notice (a "Conversion Notice") to the Corporation specifying the number of shares of the Senior Preferred then held by such holder which such holder so elects to convert under this Section 5(c). In this Section 5(c), a "Specified Small Financing" shall mean the closing the Corporation's first equity financing after the date hereof in which the lead investor is an independent professionally managed institutional investor and such financing results in gross cash proceeds received by the Corporation of not less than Twenty Million Dollars ($20,000,000) and not more than Fifty-Five Million Dollars ($55,000,000) and, for greater certainty, shall not include a Qualified IPO or a sale of Senior Preferred.

               d. Conversion Price. In this Section 5, the Senior Preferred Conversion Price shall be deemed to be the amount specified by Section 5(d)(i),
(ii) or (iii), as applicable:

                    (i)Deemed Senior Preferred Conversion Price on Pre-2001 Qualified IPO. In the event that after the Original Issue Date of the Senior Preferred and prior to January 1, 2001 the Corporation shall complete its Qualified IPO giving rise to automatic conversion of the Senior Preferred pursuant to Section 5(a), then, at the closing of such Qualified IPO and for the purposes of the automatic conversion of the Senior Preferred, the Senior Preferred Conversion Price shall be deemed to be a price equal to seventy-three percent (73%) of the offering price to the public per share of Common Stock in such Qualified IPO.

                    (ii) Deemed Senior Preferred Conversion Price on Post-2000 Qualified IPO. In the event that after December 31, 2000, the Corporation shall complete its Qualified IPO giving rise to automatic conversion of the Senior Preferred pursuant to Section 5(a), then, at the closing of such Qualified IPO and for the purposes of the automatic conversion of the Senior Preferred, the Senior Preferred Conversion Price shall be deemed to be a price equal to sixty-five percent (65%) of the offering price to the public per share of Common Stock in such Qualified IPO.

                    (iii) Deemed Senior Preferred Conversion Price on Specified Small Financing and Specified Large Financing. In the event that after the Original Issue Date of the Senior Preferred, the Corporation shall complete (x) a Specified Large Financing giving rise to automatic conversion of the Senior Preferred pursuant to Section 5(b) or (y) a Specified Small Financing in respect of which shares of Senior Preferred are converted at the option of holders thereof pursuant to Section 5(c), then, at the closing of such Specified Large Financing or Specified Small Financing, as the case may be, and for the purposes of the conversion of the Senior Preferred under Section 5(b) or Section 5(c), as the case may be, the Senior Preferred Conversion Price shall be deemed at such time to be a price equal to sixty-five percent (65%) of the aggregate average offering price to the purchasers per share of stock issued in such Specified Large Financing or Specified Small Financing (as the case may be) determined on an as-converted into Common Stock basis. In such event, the "Original Series D Issue Price" referenced in Section 3(b) shall be deemed to be such Senior Preferred Conversion Price.

               e. Mechanics of Conversion. Before any holder of Senior Preferred shall be entitled to convert the same into shares of Common Stock or Series D Preferred (as the case may be) under Section 5(a), Section 5(b) or Section 5(c), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Senior Preferred, and shall give written notice to this Corporation at its principal corporate office, of the conversion of the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock or Series D Preferred (as the case may be) are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Senior Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock or Series D Preferred (as the case may

be) to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Senior Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock or Series D Preferred (as the case may be) issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock or Series D Preferred (as the case may be) as of such date; provided, however, if the conversion is in connection with a Qualified IPO under Section 5(a), the conversion will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Senior Preferred shall not be deemed to have converted such Senior Preferred until immediately prior to the closing of such sale of securities; and provided, further, if the conversion is in connection with a Specified Large Financing under Section 5(b) or a Specified Small Financing under Section 5(c), the conversion will be conditioned upon the closing of such sale of securities.

               f. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Senior Conversion Rights of the holders of the Senior Preferred against impairment.

               g. No Fractional Shares; Certificate as to Adjustment.

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Senior Preferred, and the number of shares of Common Stock or Series D Preferred (as the case may be) to be issued shall be rounded to the nearest whole share. Such rounding shall be determined on the basis of the total number of shares of Senior Preferred the holder is at the time converting into Common Stock or Series D Preferred (as the case may be) and the number of shares of Common Stock or Series D Preferred (as the case may be) issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price of Senior Preferred pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Senior Preferred a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the reasonable written request at any time of any holder of Senior Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the applicable Conversion Price for the Senior Preferred at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Senior Preferred held by such holder.

               h. Notices of Record Date. In the event of any taking by the Corporation of a record date for determining the holders of any class of securities who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Senior Preferred, at least fifteen (15) days prior to the record date specified therein, a notice specifying the record date for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               i. Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Series D Preferred Stock, solely for the purpose of effecting the conversion of the then outstanding shares of the Senior Preferred, such number of its shares of Common Stock and Series D Preferred Stock (together with Common Stock issuable on conversion of such Series D Preferred Stock) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Senior Preferred; and if at any time the number of authorized but unissued shares of Series D Preferred Stock or Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Senior Preferred, in addition to such other remedies as shall be available to the holder of such Senior Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series D Preferred Stock or Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation engaging in best efforts to obtain the requisite Board of Directors and stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

               j. Notices. All notices and other communications required by the provisions of this Restated Certificate of Incorporation shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission (with confirmation), if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to each holder of record at his address appearing on the books of the Corporation.

            6. Voting Rights.

               a. Junior Preferred Voting Rights. Each holder of shares of Junior Preferred shall be entitled to a number of votes equal to the number of shares of Common Stock into which the shares of Junior Preferred held by such holder could be converted, shall have voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise expressly provided herein or as required by law) and shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation and shall be entitled to vote, together with holders of Common Stock with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Junior Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               b. Senior Preferred Voting Rights. Each holder of shares of Senior Preferred shall be entitled to two votes per share, shall have voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise expressly provided herein or as required by law) and shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation and shall be entitled to vote, together with holders of Common Stock with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Senior Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               c. Required Class Vote. In addition to any other rights provided by law, so long as at least 1,000,000 shares of Preferred Stock shall be outstanding (as adjusted for stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter), this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty percent

(60%) of the voting power of the then outstanding shares of Preferred Stock, voting as a single class and on an as converted basis:

                    (i) increase or decrease the total number of authorized shares of the Preferred Stock (or any series thereof) or Common Stock;

                    (ii) authorize a liquidation, dissolution, winding up, or Change in Control of the Corporation;

                    (iii) redeem or repurchase any shares of capital stock of the Corporation (excluding shares of Series E Preferred redeemed pursuant to Section 8 and excluding shares repurchased at or below cost upon termination of an officer, director, employee, consultant or advisor of the Corporation pursuant to a restricted stock purchase agreement);

                    (iv) change the number of directors from the number set herein or in the Corporation's Bylaws; or

                    (v)authorize the creation or issuance of shares of any series or class of capital stock or any other security exercisable for, convertible into or exchangeable for shares of any series or class of capital stock (including by means of reclassification of any existing securities) which is senior to or on a parity with any series of Preferred Stock with respect to dividend rights, redemption rights, rights upon liquidation or conversion rights.

               d. Required Series Vote - Junior Preferred. In addition to any other rights required by law, so long as at least 1,000,000 shares of Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred shall be outstanding, as the case may be (as adjusted for stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter), this Corporation shall not, without first obtaining the affirmative vote or consent of the holders of not less than a majority of the voting power of the then outstanding shares of each such series, voting as a separate series:

                    (i)authorize any action (including without limitation the amendment or repeal of any provision of, or the addition of any provision to, this Corporation's Restated Certificate of Incorporation or Bylaws), if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, such series of Preferred Stock other than the creation of any new series of Preferred Stock approved by the holders of not less than 60% of the voting power of the then outstanding shares of Preferred Stock, voting as a single class and on an as-converted basis, pursuant to Section 6(c) above; or

                    (ii) authorize the creation or issuance of shares of any new series or class of capital stock or any other security exercisable for, convertible into or exchangeable for shares of any series or class of capital stock (including by means of reclassification of any existing securities) which is senior to such series of Preferred Stock with respect to dividend rights, redemption rights, rights upon liquidation or conversion rights.

               e. Required Series Vote - Senior Preferred. In addition to any other rights required by law, so long as Senior Preferred shall be outstanding, this Corporation shall not, without first obtaining the affirmative vote or consent of the holders of not less than sixty percent (60%) of the voting power of the then outstanding shares of such series.

                    (i) authorize any action (including without limitation the amendment or repeal of any provision of, or the addition of any provision to, this Corporation's Restated Certificate of Incorporation or Bylaws), if such action would alter or change the relative preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, Senior Preferred other than the creation of a new series of Preferred which is junior to the Senior Preferred with respect to dividend rights, redemption rights, or rights upon liquidation; or

                    (ii) authorize the creation or issuance of shares of any new series or class of capital stock or any other security exercisable for, convertible into or exchangeable for shares of any series or class of capital stock (including by means of reclassification of any existing securities) which is senior to or on parity with the Senior Preferred with respect to dividend rights, redemption rights or rights upon or liquidation.

               f. Board Size. The authorized number of directors of the Corporation's Board of Directors shall be determined as set forth in the Bylaws of the Corporation; provided, however, that the authorized number of directors of the Corporation's Board of Directors shall not exceed eight (8) members unless the Corporation shall have obtained the affirmative vote of at least a majority of the voting power of the then outstanding shares of Preferred, voting as a single class.

               g. Board of Directors Election. The holders of the Series A Preferred, so long as at least 2,000,000 shares of Series A Preferred remain outstanding, voting as a separate series (on an as-converted basis) (as appropriately adjusted for stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter), shall be entitled to elect three (3) directors of the Corporation at each annual election of directors; the holders of the Series B Preferred, so long as at least 2,000,000 shares of Series B Preferred remain outstanding (as appropriately adjusted for stock splits, dividends, subdivisions, combinations, recapitalizations and the like hereafter), voting as a separate series (on an as-converted basis), shall be entitled to elect two (2) directors of the Corporation at each annual election of directors; and the holders of a majority of the Senior Preferred, the Junior Preferred and the Common Stock, voting together as a single class and not as separate series (with the Junior Preferred voting on an as-converted basis), shall be entitled to elect the remaining number of directors authorized, if any, to be elected as a director of the Corporation at each annual election of directors. In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 4(e), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

            7. Status of Converted Preferred Stock. In the event any shares of Junior Preferred or Senior Preferred shall be converted pursuant to Section 4 or
Section 5, respectively, the shares so converted shall be canceled and shall not thereafter be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

            8. Redemption Rights.

               a. Senior Preferred. The holders of Senior Preferred shall have redemption rights as follows:

                    (i) Upon the written request of the holders of not less than two-thirds (2/3) of the then outstanding shares of Senior Preferred, at any time after December 31, 2002, (the "Triggering Event"), the Corporation shall redeem all of the issued, outstanding and unconverted shares of Senior Preferred from any funds legally available therefor.

                    (ii) Redemption Price. The redemption price for each share of Senior Preferred repurchased shall be equal to (i) the Original Senior Preferred Issue Price (adjusted for any stock split, dividend, combination, recapitalization or similar event with respect to such shares after the Original Issue Date of the Senior Preferred) plus a redemption premium which shall accumulate at a rate of eight percent (8%) per year (based on the Original Senior Preferred Issue Price), compounded annually from the Original Issue Date of the Senior Preferred through the date such share is redeemed, less (ii) the amount of any cash dividends actually paid on each share of Senior Preferred through the Redemption Date.

                    (iii) Procedure on Redemption. If the Corporation shall receive written notice from holders of no less than two-thirds (2/3) of the then outstanding shares of Senior Preferred requiring the Corporation to redeem the shares of Senior Preferred pursuant to Section 8(a)(i)(a) above, then the Corporation shall provide written notice of redemption to each holder of record of Senior Preferred at least thirty (30) but not more than sixty (60) days prior to the date of redemption set by the Corporation. Such notice shall be sent by certified mail, postage prepaid, addressed to each holder at the address shown in the Corporation's records and shall specify the Redemption Date, the number of shares to be redeemed and the date at which conversion rights terminate (which date shall be no earlier than five (5) days prior to the date fixed for redemption). On or after the Redemption Date, as specified in such notice, each holder shall surrender his certificate for the number of shares to be redeemed as stated in the notice (except that such number of shares shall be reduced by the number of shares which have been converted pursuant to Section 5 hereof between the date of notice and the date on which conversion rights terminate) to this Corporation at the place specified in such notice. Provided such notice is duly given, and provided that on the Redemption Date specified there shall be a source of funds legally available for such redemption, and funds necessary for the redemption shall have been paid or made available at the place fixed for redemption, then all rights with respect to such shares shall, after the specified Redemption Date, terminate whether or not said certificates have been surrendered, excepting only that in the latter instance the right of the holder to receive the redemption price thereof, without interest, upon such surrender will not terminate.

                    (iv) Partial Redemption. If upon a Triggering Event, the Corporation is lawfully able to redeem only a part of the outstanding Senior Preferred, the Corporation shall redeem from each such holder that number of shares of Senior Preferred equal to the product obtained by multiplying the total number of shares of Senior Preferred to by redeemed by the Corporation by a fraction, the numerator of which is the number of shares of Senior Preferred then held by such holder and the denominator of which is the total number of Senior Preferred then outstanding. The shares of Senior Preferred not redeemed under this Section 8 shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Senior Preferred, such funds shall immediately be used to redeem the balance of the Senior Preferred which the Corporation has become obliged to redeem under this Section 8, but which it has not redeemed. The shares of Senior Preferred which have not been redeemed shall continue to be entitled to the dividend, conversion and other rights, preferences and privileges and restrictions of the Senior Preferred until such shares have been redeemed and the redemption price has been paid or set aside with respect thereto.

               b. Junior Preferred. The Junior Preferred is not redeemable.

        C. Common Stock.

            1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

            2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 3 of Article IV(B) hereof.

            3. Voting Rights. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held, shall be entitled to notice of any stockholder meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as is otherwise provided herein or as may be provided by law.

            4. Redemption. The Common Stock is not redeemable.

                                    ARTICLE V

        The Corporation is to have perpetual existence.

                                   ARTICLE VI

        Except as otherwise provided in this Restated Certificate of Incorporation, the Board of Directors may make, repeal, alter, amend or rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VII

        Elections of directors at an annual or special meeting need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

        Subject to Section 6 of Article IV, the Corporation may amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute. All rights conferred on stockholders herein are granted subject to this reservation.


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

                                    ARTICLE X

        To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with or without the approval of a Corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended.

        Any repeal or modification of the foregoing provisions of this Article X, by amendment of this Article X or by operation of law, shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                   ARTICLE XI

        To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification), through Bylaw provisions, agreements with any such director, officer, employee or other agent or other person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

        Any repeal or modification of any of the foregoing provisions of this
Article XI, by amendment of this Article XI or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.


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

        IN WITNESS WHEREOF, the undersigned has executed this certificate on April 20, 2000.

                                  CORIO, INC.


                                  By: _________________________________________
                                       President and Chief Executive Officer


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